Exhibit 10.P

WEYERHAEUSER COMPANY

SALARIED EMPLOYEES

SUPPLEMENTAL RETIREMENT PLAN

Restatement Effective as of January 1, 2003

Incorporating the 12/31/2002 Merger of the

Willamette Industries, Inc. Supplemental Accrued Benefits Plan

With and Into this Plan

PAGE i

TABLE OF CONTENTS

	(c) MacMillan Bloedel Years of Benefit Credits	7
2.2	Years of Vesting Service	7
	(a) As Defined in Qualified Salaried Plan	7
	(b) Additional Vesting Provisions for Former Members of the Willamette Plans	7

ARTICLE III : ELIGIBILITY AND PARTICIPATION		7

3.1	Conditions to Becoming an SRP Participant	7
	(a) First Condition	8
	(b) Second Condition	8
3.2	Prior Participants in MB Supplemental Plan	8
3.3	Continuation of SRP Participant Status	8
3.4	No Active Participation Prior to Adoption Date	8

ARTICLE IV : PENSION BENEFITS		9

4.1	Earnings Based Pension Benefits	9
	(a) Target Accrued Benefit	9
	(b) Supplemental Accrued Benefit and Supplemental Benefit in the Normal Form	9
4.2	Special Rules for Certain Merged Plans	11
	(a) SRP Participants with Prior Willamette Accrued Benefits	11
	(b) Willamette Minimum Target Accrued Benefit	14
	(c) Former Participants in the Supplemental MB Plan	15
4.3	Allocation of Bonus to a Calendar Year	15
4.4	Benefit Calculations Not Involving Offset of Prior Accrued Benefits	16
4.5	Rules Against Cutback of Benefit Amounts	16
4.6	Normal Retirement Benefit	16
4.7	Early Retirement Benefit	17
	(a) Incorporating the Provisions of the Qualified Salaried Plan	17
	(b) Benefit Unreduced at 60	17
4.8	Disability Retirement Benefit	17
4.9	Vested Retirement Benefit	18
4.10	Enhanced Vested Retirement Benefit	18
	(a) Rule of 65 Involuntary Termination Prior to Early Retirement	18
	(b) Amount of Supplemental Accrued Benefit	18

ARTICLE V : VESTING		18

5.1	Vesting Determined by Qualified Salaried Plan	18
5.2	Special Vesting Events Under Willamette SBP During 2002	19
	(a) Terminations Between February 11 and December 31, 2002	19
	(b) Active Willamette Employees as of December 31, 2002	19

PAGE ii

TABLE OF CONTENTS

ARTICLE VI : FORMS OF BENEFIT AND TIMING OF PAYMENTS		19

6.1	Incorporation of Terms of Qualified Salaried Plan	19
6.2	Irrevocable Election of Immediate or Deferred Benefit	19
6.3	If Form or Timing of Supplemental and Qualified Benefits Differ	20
6.4	Applicable Interest Rate used in calculation of outstanding interest on Installment Option	20

ARTICLE VII : DEATH BENEFITS		21

7.1	Incorporation of Terms of Qualified Salaried Plan	21

ARTICLE VIII : LIMITATIONS ON BENEFITS		21

8.1	Code Limitations Do Not Apply	21

ARTICLE IX : MISCELLANEOUS PROVISIONS		21

9.1	No Right to Continued Employment	21
9.2	No Assignment of Benefits	21
9.3	Governing Law	21
9.4	Former Willamette SBP Provision Not Applicable After February 11, 2002	22

ARTICLE X : ADMINISTRATION OF THE PLAN		22

10.1	Plan Administrator	22
	(a) Role of Compensation Committee	22
	(b) Avoidance of Conflict of Interest	22
10.2	Benefit Administrator	22
10.3	Claims and Appeal Procedure	22
	(a) Procedures as Stated in Qualified Salaried Plan	22
	(b) Claims Administrator	23
	(c) Appeals Administrator	23
	(d) Delegation of Discretion to Claims and Appeals Administrators	23

ARTICLE XI : UNFUNDED PLAN		23

11.1	Unfunded Status of Plan	23

ARTICLE XII : AMENDMENT AND TERMINATION		24

12.1	Authority to Amend and Terminate Plan	24

TABLE 1: MANAGEMENT INCENTIVE PLANS		25

SIGNATURE PAGE		27

PAGE iii

WEYERHAEUSER COMPANY

SALARIED EMPLOYEES SUPPLEMENTAL RETIREMENT PLAN

As Restated Effective January 1, 2003

PURPOSE

This Plan is established as an unfunded pension plan primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Sections 201, 301 and 401 of ERISA (and Section 2520.104-23 of regulations under ERISA). In particular, the Plan provides non-qualified retirement pension benefits which are in addition to retirement benefits provided by Weyerhaeuser plans that are qualified under Code Section 401(a).

An SRP Participant shall be eligible under this Plan for any Target Accrued Benefit that is Vested as of the date of his or her Termination; provided, however, that, for an SRP Participant (or a beneficiary of a pre-retirement death benefit) with an SRP Benefit Commencement Date on or after January 1, 2003, the optional forms of benefit, and the Actuarial Equivalencies applicable to any Supplemental Benefit in the Normal Form under this Plan, shall be in accordance with the terms of the Qualified Salaried Plan which are in effect on the SRP Benefit Commencement Date.

Effective May 1, 2001, the MacMillan Bloedel Companies Supplemental Retirement Income Plan (“Supplemental MB Plan”) was merged with and into this Plan. Benefit accruals under the Supplemental MB Plan were frozen as of December 31, 2000, and any and all rights and obligations to any such frozen benefits under that plan through that date were transferred to this Plan as of the May 1, 2001 merger date. There shall be no automatic right to accrue additional benefits under this Plan on or after the merger date merely because an individual had been a participant in the Supplemental MB Plan prior to the merger date.

Effective December 31, 2002, the Willamette Industries, Inc. Supplemental Accrued Benefits Plan (“Willamette SBP”) was merged with and into this Plan. Benefit accruals under the Willamette SBP were frozen as of the merger date, and any and all rights and obligations to any such frozen benefits under that plan through that date were transferred into this Plan as of the merger date. There shall be no automatic right to accrue additional benefits under this Plan after the merger date merely because an individual had been a participant in the Willamette SBP on or before the merger date.

The Plan is hereby restated effective January 1, 2003. Unless otherwise stated, the provisions included in this restatement are effective for Terminations and SRP Benefit Commencement Dates on or after January 1, 2003.

ARTICLE I: DEFINITIONS

Article I: DEFINITIONS

Capitalized terms in this Plan document which are not in italics shall have the respective meaning stated in this Article I. Capitalized terms in italics shall have the meaning stated in Article I of the Qualified Salaried Plan, except that any reference to the “Plan” which is contained in any such definition shall be deemed to refer to this Plan, where the context so requires.

1.1 Adjusted Earnings

For any calendar year, an SRP Participant’s “Adjusted Earnings” shall be equal to the annualized amount of his or her compensation that would have been recognized as Earnings under the terms of the Qualified Salaried Plan if such Earnings were not subject to the Code Section 401(a)(17) limitations on includible compensation.

1.2 Adoption Date

“Adoption Date” shall mean February 10, 1987, which is the date as of which this Plan was originally adopted by Weyerhaeuser.

1.3 Appeals Administrator

“Appeals Administrator” means the committee charged with the duty of acting on behalf of the Plan as the administrator of appeals of denied claims. As of the restatement date of this Plan, the Appeals Administrator is the Compensation Committee.

1.4 Code

“Code” shall mean the Internal Revenue Code of 1986 as it may be amended from time to time.

1.5 Compensation Committee

“Compensation Committee” means the Compensation Committee of the Board of Directors of Weyerhaeuser.

1.6 Effective Date

The “Effective Date” of this restated Plan document shall be January 1, 2003, that being the date as of which the terms and conditions of this Plan document are effective, except to the extent that a different effective date is expressly stated herein.

ARTICLE I: DEFINITIONS

1.7 Eligible Bonus

(a)	Definition – In General

Subject to the rules of subsection (b), and Sections 3.4 and 4.3, the “Eligible Bonus” for a calendar year means the sum of 1) the gross amount paid under a Management Incentive Plan that is recognized under Table 1 of this Plan to the SRP Participant during that year (prior to any payroll withholding) and 2) the gross amount which would have been paid under such plan during the same year had it not been deferred by the SRP Participant under a nonqualified deferred compensation plan or agreement. The Eligible Bonus amount described in the previous sentence shall not be annualized for purposes of this Plan.

(b) Amount of Eligible Bonus May Not Exceed Adjusted Earnings

Notwithstanding subsection (a), the amount of any Eligible Bonus which may be taken into account under this Plan for a year shall not be greater than the amount of the SRP Participant’s Adjusted Earnings for that year.

1.8 Eligible Key Management Member

“Eligible Key Management Member” means an individual who is designated as a member of the key management group by the Chief Executive Officer of Weyerhaeuser, and whose letter of designation specifically outlines that he or she is eligible for benefits under the Unreduced At 60 provision of this Plan.

1.9 Former Member of the Willamette SBP

“Former Member of the Willamette SBP” means an individual who, on December 31, 2002, was an “Active Member”, “Inactive Member” or “Retired Member” of the Willamette SBP.

1.10 Former Participant in the Supplemental MB Plan

“Former Participant in the Supplemental MB Plan” means an individual who, on December 31, 2000, was an active participant in – or a terminated Participant entitled to receive benefits from – the Supplemental MB Plan.

1.11 Management Incentive Plan

“Management Incentive Plan” means those programs which are listed in Table 1. A program may be added to or deleted from Table 1 by authority of the Chief Executive Officer of Weyerhaeuser Company; provided, however, that no incentive program of Weyerhaeuser Real Estate Company and/or its subsidiaries is a Management Incentive Plan unless approved for inclusion by the Compensation Committee. If a program is deleted from Table 1, Eligible Bonuses paid under such program prior to deletion shall continue to be Eligible Bonuses.

ARTICLE I: DEFINITIONS

1.12 Mirror Salaried Plan

A “Mirror Salaried Plan” means an individual employment contract between an SRP Participant and the Employer which will pay post-termination benefits based upon and supplemental to the Qualified Salaried Plan as in effect on the date of the SRP Participant’s Termination. For an individual covered under a Mirror Salaried Plan, any provision of this Plan which provides for offsetting the Qualified Salaried Plan benefit from the Target Accrued Benefit shall be interpreted to provide for offsetting the combined benefits payable under both the Qualified Salaried Plan and any such Mirror Salaried Plan applicable to the SRP Participant.

1.13 Plan

“Plan” means this Weyerhaeuser Company Salaried Employees Supplemental Retirement Plan, as originally adopted as of February 10, 1987, and as it may be amended from time to time. It is NOT intended that this Plan be qualified under Section 401 of the Code.

1.14 Qualified MB Plan

“Qualified MB Plan” means the Retirement Plan for Salaried Employees of MacMillan Bloedel of America Inc. and Subsidiary, Associated and Affiliated Companies. If and when there is a termination of the Qualified MB Plan, any reference to a benefit under the Qualified MB Plan shall mean the benefit earned under that plan prior to its termination, whether paid from the plan or from an annuity contract resulting from the plan termination.

1.15 Qualified Salaried Plan

“Qualified Salaried Plan” means the Weyerhaeuser Company Retirement Plan for Salaried Employees, restated as of January 1, 2003, and as it may be amended from time to time.

1.16 SRP Administrator

“SRP Administrator” means the Compensation Committee.

1.17 SRP Benefit Commencement Date

“SRP Benefit Commencement Date” means the first day of the first calendar month for which a benefit under this Plan is payable to an SRP Participant as an annuity or another form of benefit. The SRP Benefit Commencement Date shall be a date elected in accordance with Section 6.2 of this Plan by the SRP Participant (or his or her beneficiary, in a case of the pre-retirement death of the SRP Participant) which is on or after the earliest date as of which he or she is entitled to commence his or her Accrued Benefit under the terms of the Qualified Salaried Plan and not later than the latest date to which the start of a benefit under that plan could be deferred.

1.18 SRP Participant

“SRP Participant” means an individual who satisfies the eligibility requirements stated in Section 3.1.

ARTICLE I: DEFINITIONS

1.19 Supplemental Accrued Benefit

Subject to certain further rules and exceptions stated in Section 4.1 and 4.2 of this Plan, “Supplemental Accrued Benefit” means, in general, the difference of (a) an SRP Participant’s Target Accrued Benefit under this Plan, minus (b) his or her Accrued Benefit under the Qualified Salaried Plan, to the extent that an SRP Participant has a Vested benefit under this Plan. The Supplemental Accrued Benefit is expressed as the monthly amount of a Single Life Annuity commencing as of the Normal Retirement Date.

1.20 Supplemental Benefit in the Normal Form

An SRP Participant’s “Supplemental Benefit in the Normal Form” means the dollar amount of the monthly benefit that is payable in the Normal Form (a Single Life Annuity) to an SRP Participant from this Plan, commencing as of his or her SRP Benefit Commencement Date. The amount of the Supplemental Benefit in the Normal Form shall take account of all applicable rules stated in Article IV of this Plan, and in Article IV (or any Attachment) of the Qualified Salaried Plan, for determining any applicable adjustment based on an SRP Benefit Commencement Date that is either (a) prior to the Normal Retirement Date, or (b) later than April 1 following the year of attaining age 70 1/2.

1.21 Supplemental MB Plan

“Supplemental MB Plan” means the MacMillan Bloedel Companies Supplemental Retirement Income Plan.

1.22 Target Accrued Benefit

“Target Accrued Benefit” means an SRP Participant’s target level of overall monthly pension benefit described by the terms of Section 4.1 of this Plan. The amount of the Target Accrued Benefit is expressed as the monthly amount of a Single Life Annuity commencing as of the Normal Retirement Date.

1.23 Total Adjusted Final Average Earnings

(a) General Rule

“Total Adjusted Final Average Earnings” means the amount of the Final Average Monthly Earnings that would have been determined for the SRP Participant under the Qualified Salaried Plan as of his or her date of Termination, had the definition of Earnings for each calendar year that is taken into account for averaging purposes been modified to be equal to the sum of the Adjusted Earnings and the Eligible Bonus (if any) allocable to that calendar year. The five highest consecutive years of combined Adjusted Earnings and Eligible Bonuses that are taken into account for purposes of Total Adjusted Final Average Earnings under this Plan may be a different set of years than the five highest consecutive years taken into account for purposes of Final Average Monthly Earnings under the Qualified Salaried Plan.

ARTICLE II: SERVICE

(b) Prior Members of Willamette SBP

For an SRP Participant who, prior to January 1, 2003, was a member of the Willamette SBP, Total Adjusted Final Average Earnings shall be based solely on any Adjusted Earnings and any Eligible Bonus payable to him or her on or after January 1, 2003.

1.24 Unforeseeable Emergency

“Unforeseeable Emergency” means an unanticipated emergency that is caused by an event beyond the control of the SRP Participant or beneficiary that would result in severe financial hardship to the individual if early payment of a benefit under this Plan were not permitted.

1.25	Unreduced At 60

The term “Unreduced At 60” means the provision of this Plan which provides that should the benefit under the Qualified Salaried Plan be reduced because of early commencement of benefits after age 60, then an additional benefit equal to the amount that the benefit was reduced because of early commencement will be paid from this Plan. Only those individuals specifically identified by the Chief Executive Officer of Weyerhaeuser are eligible for benefits under the Unreduced At 60 provision of this Plan.

1.26	Willamette SBP

“Willamette SBP” means the Willamette Industries, Inc. Supplemental Accrued Benefits Plan, as it existed on an applicable date on or before its December 31, 2002 merger with and into this Plan.

Article II: SERVICE

2.1 Years of Credited Service

(a) As Defined in Qualified Salaried Plan

For purposes of determining the Target Accrued Benefit under this Plan, an SRP Participant shall be deemed to have accrued, as of a given date, the number of whole and fractional Years of Credited Service which are credited to him or her as of the same date under the Qualified Salaried Plan.

(b) Willamette Benefit Credits

For an SRP Participant who, prior to January 1, 2003, was a member of the Willamette Salaried Plan and who, on or after January 1, 2003, has at least an Hour of Service as an SRP Participant, his or her whole and fractional Willamette Bridgeable Benefit Credits shall be credited as an equal number of whole and fractional Years of Credited Service for

ARTICLE III: ELIGIBILITY AND PARTICIPATION

purposes of determining a Target Accrued Benefit under Article IV of this Plan. However, any Willamette Frozen Benefit Credits shall not be treated as Years of Credited Service hereunder; instead, the Target Accrued Benefit for such an SRP Participant with Willamette Frozen Benefit Credits shall be determined as described in Section 4.2(a)(i)(D) of this Plan.

(c) MacMillan Bloedel Years of Benefit Credits

For an SRP Participant who, prior to January 1, 2001, had earned service for benefit accrual purposes under the Qualified MB Plan and who, on or after January 1, 2001, has at least an Hour of Service as a Participant in the Qualified Salaried Plan, his or her whole and fractional Years of Credited Service for purposes of this Plan shall be as stated in Section 4.3(b) of the Qualified Salaried Plan, and shall therefore be equal to the sum of such benefit accrual service earned under the Qualified MB Plan prior to January 1, 2001, plus Years of Credited Service earned on and after January 1, 2001 under the Qualified Salaried Plan.

2.2 Years of Vesting Service

(a) As Defined in Qualified Salaried Plan

Under this Plan, for purposes of (a) becoming 100% Vested, (b) eligibility for Early Retirement and Disability Retirement benefits, and (c) eligibility to commence a Vested Retirement benefit prior to the Normal Retirement Date, an SRP Participant shall be deemed to have, as of a given date, the number of whole and fractional Years of Vesting Service which are credited to him or her as of the same date under the Qualified Salaried Plan.

(b) Additional Vesting Provisions for Former Members of the Willamette Plans

The provisions of Section 2.2(d)(ii) of the Qualified Salaried Plan, which provide for reciprocal vesting credit and other rules pertaining to vesting and forfeiture of service for any individual who was formerly a member of a qualified pension plan sponsored by Willamette Industries, Inc. shall likewise apply for purposes of determining Years of Vesting Service under this Plan.

Article III: ELIGIBILITY AND PARTICIPATION

3.1 Conditions to Becoming an SRP Participant

Subject to Section 3.4 below, an individual who satisfies both the first condition under subsection (a) below and either of the two alternative second conditions under subsection (b) below shall be an SRP Participant under this Plan.

ARTICLE III: ELIGIBILITY AND PARTICIPATION

(a) First Condition

An individual must be either (i) a Participant in the Qualified Salaried Plan, (ii) a Former Member of the Willamette SBP, or (iii) a Former Participant in the Supplemental MB Plan.

(b) Second Condition

An individual must meet the requirements of either subsection (i) or (ii) below.

(i) Individuals Designated by Nomination and Approval Process

An individual satisfies this subsection (i), if (A) such individual is a high policy making employee, and (B) such individual has been nominated by the Chief Executive Officer of Weyerhaeuser and approved for inclusion in this Plan by the Compensation Committee.

(ii) Individuals Affected by Qualified Plan Limitations

An individual satisfies this subsection (ii) if his or her Accrued Benefit under the Qualified Salaried Plan is limited by either the maximum benefit restrictions of Code Section 415 or the maximum includible Earnings restrictions of Code Section 401(a)(17).

3.2 Prior Participants in MB Supplemental Plan

If an individual had accrued a retirement income benefit under the Supplemental MB Plan on December 31, 2000, but did not become eligible to participate in this Plan under Section 3.1 above, the individual shall have a vested right under this Plan to receive a Target Accrued Benefit equal to the benefit accrued under the Supplemental MB Plan through December 31, 2000.

3.3 Continuation of SRP Participant Status

An individual who once becomes an SRP Participant under the terms of this Article III shall remain an SRP Participant until Termination from the Employer.

3.4 No Active Participation Prior to Adoption Date

No individual who Terminated employment with Weyerhaeuser or any Affiliated Company prior to the Adoption Date shall be an SRP Participant under this Plan unless such individual is rehired on or after the Adoption Date and thereafter satisfies the eligibility requirements of Section 3.1 of the Plan. For such an individual, no bonus (whether paid, or awarded but deferred) which is allocable to a date prior to the Adoption Date (according to the Bonus Allocation Rules in Section 4.3) shall be considered an Eligible Bonus.

ARTICLE IV: PENSION BENEFITS

Article IV: PENSION BENEFITS

4.1 Earnings Based Pension Benefits

(a) Target Accrued Benefit

Subject to other applicable terms of Article IV of this Plan, for an individual with one or more Hours of Service on or after January 1, 2003 as an SRP Participant, the amount of his or her Target Accrued Benefit under this Plan shall be equal to the Accrued Benefit that would be determined under the provisions of Section 4.1 to 4.5 of the Qualified Salaried Plan if the following modifications were made:

(i)	Eligible Bonuses were added to Earnings that are otherwise taken into account under the Qualified Salaried Plan;

(ii)	The maximum benefit limitations under Code Section 415 were eliminated; and

(iii)	The limit on includible Earnings under Code Section 401(a)(17) was eliminated.

The combined effect of clauses “(i)” through “(iii)”above, as applied, for example, to the pension formula of Section 4.1(a) of the Qualified Salaried Plan, is to calculate the Target Accrued Benefit under this Plan by substituting an SRP Participant’s Total Adjusted Final Average Earnings instead of his or her Final Average Monthly Earnings wherever the Final Average Monthly Earnings would otherwise be taken into account under Sections 4.1 through 4.5 of the Qualified Salaried Plan.

(b) Supplemental Accrued Benefit and Supplemental Benefit in the Normal Form

(i) Definition of Supplemental Accrued Benefit — In General

Subject to the subsections below, the Supplemental Accrued Benefit shall be expressed as a benefit payable in the Normal Form (a Single Life Annuity), and commencing as of the Normal Retirement Date, in an amount equal to the Target Accrued Benefit reduced by the Accrued Benefit that is determined under Sections 4.1 to 4.4 of the Qualified Salaried Plan, prior to any adjustments for the timing or form of the benefit.

(ii) Definition of Supplemental Benefit in the Normal Form

Subject to the subsections below, the Supplemental Benefit in the Normal Form shall be a benefit expressed in the form of a Single Life Annuity, in a monthly amount based on the Supplemental Accrued Benefit, but after taking account of any and all adjustments applicable to the timing of the commencement of the benefit as of the SRP Benefit Commencement Date (as further provided in Article

ARTICLE IV: PENSION BENEFITS

IV of this Plan and the Qualified Salaried Plan), but not any Actuarial adjustments based on any optional form in which the benefit is paid (as further provided in Article VI of this Plan).

(iii) Special Rule for Past Service Benefits Added to Accrued Benefit

For an SRP Participant who has a right under the Qualified Salaried Plan to receive any Past Service Benefit (as described in Notes F, G or H of Attachment 3 of that plan) which are payable as an additional benefit over and above the benefit determined under the Accrued Benefit pension formulas of Sections 4.1 to 4.5 of that plan, then the Supplemental Accrued Benefit under this Plan shall be equal to (a) the Target Accrued Benefit without taking into account any such Past Service Benefit that is additive in character, minus (b) the Accrued Benefit under Sections 4.1 to 4.5 of the Qualified Salaried Plan without taking into account any such Past Service Benefit which is additive in character.

For example, for an SRP Participant who is entitled to receive a Past Service Benefit consisting of either a Bohemia or Penntech Frozen Accrued Benefit (as described in Notes H-1 and H-3 of the Qualified Salaried Plan), the Supplemental Accrued Benefit under this Plan shall be equal to (a) the Target Accrued Benefit without taking into account any such Bohemia or Penntech Frozen Accrued Benefit, minus (b) the Accrued Benefit under Sections 4.1 to 4.5 of the Qualified Salaried Plan without taking into account any such Bohemia or Penntech Frozen Accrued Benefit.

For an SRP Participant who is entitled to receive a Past Service Benefit consisting of a Cavenham Frozen Accrued Benefit (as described in Note H-2 of the Qualified Salaried Plan), the Supplemental Accrued Benefit under this Plan shall be equal to (a) the Target Accrued Benefit taking into account any such Cavenham Frozen Accrued Benefit, minus (b) the Accrued Benefit under Sections 4.1 to 4.5 of the Qualified Salaried Plan taking into account any such Cavenham Frozen Accrued Benefit.

(iv) Special Rule for Past Service Benefits Offset from Accrued Benefit

The terms and conditions of this subsection 0 shall determine the Supplemental Accrued Benefit for an SRP Participant who is entitled to receive a Past Service Benefit under Section 4.3 of the Qualified Salaried Plan, which involves (A) imputed Years of Credited Service (for the period of service with a prior employer or prior plan), and (B) an offset from the Accrued Benefit under the Qualified Salaried Plan to take account of the benefit earned under the prior qualified plan.

In such a case, the Supplemental Accrued Benefit under this Plan shall be the difference of (A) and (B), as follows:

ARTICLE IV: PENSION BENEFITS

(A)	the Target Accrued Benefit under this Plan, which shall be based on all Years of Credited Service taken into account for calculation of the “Wrap-Around” benefit (as defined in Section 4.3(b)(ii)(A) of that plan), minus

(B)	the sum of (1) the Accrued Benefit under the Qualified Salaried Plan and (2) the “Benefit Under Prior Plan” (as defined in Section 4.3(b)(ii)(B) of the Qualified Salaried Plan).

Provided, however, in the case of an SRP Participant with a prior benefit under the Qualified MB Plan, the terms of subsections (A) and (B) above shall not apply and, instead, the Supplemental Benefit in the Normal Form under this Plan shall be determined in two steps:

First: The interim amount of the Supplemental Benefit in the Normal Form shall be calculated by: (a) determining the difference of the Target Accrued Benefit for all “Wrap Around” years (as defined above), minus the Qualified Salaried Plan benefit for all such “Wrap Around” years, and then (b) adjusting that difference to reflect any applicable early commencement factor under the terms of this Plan, and

Second: That interim amount shall be reduced, dollar for dollar, by the monthly benefit payable from the Qualified MB Plan (expressed as a Single Life Annuity, after applying any applicable adjustment for early commencement under the terms of the Qualified MB Plan).

Notwithstanding all of the above provisions of this subsection (iv), the following comparison calculation shall apply instead in the event that it results in a greater benefit than the above provisions. The comparison calculation is as follows: the Supplemental Accrued Benefit under this Plan shall be the difference between (A) the Target Accrued Benefit based solely on Years of Credited Service with the Employer (without reference to any imputed service with the prior employer), minus (B) the Accrued Benefit based solely on those same Years of Credited Service with the Employer. In that event, any applicable adjustment for benefit commencement prior to age 65 shall be based solely on the terms of this Plan.

4.2	Special Rules for Certain Merged Plans

(a)	SRP Participants with Prior Willamette Accrued Benefits

This subsection (a) shall not apply to any individual who was not an active, inactive or retired member of the Willamette SBP as of December 31, 2002, which is the date the Willamette SBP was merged with and into this Plan.

ARTICLE IV: PENSION BENEFITS

(i)	Transition Rules for Willamette SBP Benefits

(A)	Willamette SBP Retirees with Pre-2003 Commencement Dates

The provisions of this subsection “(A)” shall be applied under this Plan in like manner as stated in Section 4.1(c)(i) of the Qualified Salaried Plan. For a retiree of the Willamette SBP (or his or her beneficiary) who, as of December 31, 2002, is receiving benefits from the Willamette SBP, he or she shall be entitled to continue receiving benefits from this Plan in like amount, subject to the terms of the form of benefit elected by the retiree as of the date of his or her commencement of benefits.

(B)	Terminated Willamette SBP Members With No Post-1/1/2003 Service

The provisions of this subsection “(B)” shall be applied under this Plan in like manner as stated in Section 4.1(c)(ii) of the Qualified Salaried Plan. For an SRP Participant with a Willamette Frozen or Bridgeable Accrued Benefit who has an SRP Benefit Commencement Date on or after January 1, 2003, but who has no Hours of Service as an Employee on or after that date, none of his or her Willamette Benefit Credits shall be considered Years of Credited Service under the post-1/1/2003 benefit formulas of Section 4.1(a) and 4.2 of the Qualified Salaried Plan (or the corresponding benefit calculation under this Plan). Such an SRP Participant’s Target Accrued Benefit shall be based on his or her “Unrestricted Benefit” under the Willamette SBP, offset by the accrued benefit under the Willamette Salaried Plan. The Supplemental Benefit in the Normal Form that is payable under this Plan shall take into account the applicable adjustment for early commencement, if commencing prior to age 65, according to the terms of the Willamette Salaried Plan. The SRP Participant may elect, subject to the terms of Section 6.2 of this Plan, to have the Supplemental Benefit in the Normal Form paid in any of the optional forms described in Article VI of this Plan, subject to Actuarial adjustments for the form of benefit as stated in this Plan, which incorporates by reference the terms of Attachment 1 of the Qualified Salaried Plan.

(C)	Willamette Bridgeable Accrued Benefits

For an SRP Participant with Willamette Bridgeable Benefit Credits and at least one Hour of Service as an Employee on or after January 1, 2003, the Supplemental Benefit in the Normal Form under this Plan shall be the difference between (i) the largest of the three adjusted Target Accrued Benefit amounts stated in subsections (1) through (3) below, minus (ii) the largest of the three adjusted benefit amounts determined under Section 4.1(c)(iii)(A) through (C) of the Qualified Salaried Plan. For purposes of clause (i) of the preceding sentence, the three alternatives are as follows:

(1)	A Target Accrued Benefit equal to the SRP Participant’s Willamette Minimum Target Accrued Benefit, with any applicable adjustment for an SRP Benefit Commencement Date prior to age 65 being determined according to the Early Retirement factors (or, if applicable, early Vested Benefit adjustment factors) of the Willamette Salaried Plan;

ARTICLE IV: PENSION BENEFITS

(2)	A Target Accrued Benefit equal to the SRP Participant’s Willamette Minimum Target Accrued Benefit, with any applicable adjustment for an SRP Benefit Commencement Date prior to age 65 being determined according to the Early Retirement factors (or, if applicable, early Vested Benefit adjustment factors) of the Qualified Salaried Plan; or

(3)	A Target Accrued Benefit equal to the SRP Participant’s Target Accrued Benefit accrued through the date of SRP Participant’s Termination, under Section 4.1(a) of this Plan and the pension formula of Section 4.1(a) of the Qualified Salaried Plan, with any applicable adjustment for an SRP Benefit Commencement Date prior to age 65 being determined according to the Early Retirement factors (or, if applicable, early Vested Benefit adjustment factors) of the Qualified Salaried Plan.

The SRP Participant may elect to have the Supplemental Benefit in the Normal Form paid in any of the optional forms described in Article VI of this Plan, subject to Actuarial adjustments for the form of benefit as stated in that Article, which incorporates by reference the terms of Attachment 1 of the Qualified Salaried Plan.

(D)	Willamette Frozen Accrued Benefits

The provisions of this subsection “(D)” shall be applied under this Plan in like manner as stated in Section 4.1(c)(iv) of the Qualified Salaried Plan. For an SRP Participant with Willamette Frozen Benefit Credits and at least one Hour of Service as an Employee on or after January 1, 2003, the Supplemental Accrued Benefit shall be equal to the sum of “(1)” and “(2)” as follows:

(1)	the difference of (a) the “Unrestricted Benefit” under the Willamette SBP that is based on his or her Willamette Frozen Benefit Credits, minus (b) the Willamette Frozen Accrued Benefit (ignoring any Past Service Benefits); plus

ARTICLE IV: PENSION BENEFITS

(2)	the difference of (a) the Target Accrued Benefit based on the formula of Section 4.1(a) of the Qualified Salaried Plan for any Years of Credited Service accrued on or after January 1, 2003, minus (b) the Accrued Benefit under the Qualified Salaried Plan for Years of Credited Service on or after January 1, 2003.

In such a case, the Supplemental Benefit in the Normal Form shall be determined in two parts, as follows. The portion of the Supplemental Accrued Benefit described in clause “(1)” above shall be adjusted for any applicable early commencement (as of the SRP Benefit Commencement Date), in accordance with the more favorable of the early commencement reduction factors under the Willamette Salaried Plan or the Qualified Salaried Plan, and the portion described in clause “(2)” shall be adjusted in accordance with the factors under the Qualified Salaried Plan.

The SRP Participant may elect, subject to the terms of Section 6.2, to receive payment of the entire Supplemental Benefit in the Normal Form in any of the optional forms described in Article VI of this Plan, subject to Actuarial adjustments for the form of benefit as stated in that Article, which incorporates by reference the terms of Attachment 1 of the Qualified Salaried Plan.

(b) Willamette Minimum Target Accrued Benefit

For a Former Member of the Willamette SBP who was an active Employee on December 31, 2002, the Target Accrued Benefit under this Plan on or after January 1, 2003, shall not be less than the “Willamette Minimum Target Accrued Benefit”, which means:

(i)	his or her “Unrestricted Benefit” as defined under Section 3.2 of the Willamette SBP as of December 31, 2002; or

(ii)	for a Former Member of the Willamette SBP who, as of December 31, 2002, was potentially eligible for the “Change-in-Control Benefit” under Section 7.4(e) of the Willamette SBP (after taking into account the terms of any written agreement that may be in force as of that date between the Participant and his or her employer), the Willamette Minimum Target Accrued Benefit shall be the amount of such Participant’s Unrestricted Benefit determined according to the terms of said Section 7.4(e) as accrued through December 31, 2002 (but with additional imputed months of service and age in accordance with the terms of said Section 7.4(e)), but only if the Participant Terminates employment on or after January 1, 2003

ARTICLE IV: PENSION BENEFITS

and prior to the applicable 24 or 36 months described in Section 7.4 of the Willamette SBP, other than for “Cause” (as defined in Section 7.4(e) of the Willamette SBP) as of a date that satisfies the conditions for such Change-In-Control Benefit.

No benefit that accrues under this Plan on or after January 1, 2003 shall be eligible to be taken into account when determining the Willamette Minimum Target Accrued Benefit under subsection “(ii)” above. Furthermore, where “(ii)” applies, in the case of an SRP Benefit Commencement Date prior to age 65, the additional 24 or 36 months of age (whichever is applicable) that are imputed under the said Section 7.4(e) shall be taken into account under Sections 4.2(a)(i)(C) and (D) of this Plan when determining the more favorable early reduction factor to apply to the Willamette Minimum Target Accrued Benefit as determined under either the Willamette Salaried Plan or the Qualified Salaried Plan.

(c)	Former Participants in the Supplemental MB Plan

Notwithstanding any other Plan provision, the Supplemental Accrued Benefit for a Former Participant in the Supplemental MB Plan or any Participant who had an accrued benefit in the Qualified MB Plan shall be equal to:

(i)	the sum of the Target Accrued Benefit and the accrued benefit under the Qualified MB Plan, reduced by

(ii)	the sum of the Accrued Benefit under the Qualified Salaried Plan plus the accrued benefit as defined in the Qualified MB Plan.

Provided, however, in no case shall the Supplemental Accrued Benefit for a Former Participant in the Supplemental MB Plan be less than the SRP Participant’s accrued benefit (expressed as a Single Life Annuity commencing at age 65) under the Supplemental MB Plan on December 31, 2000.

Notwithstanding any other Plan provision, the Supplemental Accrued Benefit for a Former Participant in the Supplemental MB Plan who terminated employment on or before December 31, 2000, shall equal his or her accrued benefit (expressed as a Single Life Annuity commencing at age 65) under the terms of the version of the MB Supplemental Plan that was in effect on December 31, 2000.

4.3 Allocation of Bonus to a Calendar Year

Eligible Bonuses shall be allocated to a specific calendar year in accordance with the following rules:

(a)	An Eligible Bonus shall be allocated to the calendar year in which paid if it is not deferred.

ARTICLE IV: PENSION BENEFITS

(b)	An Eligible Bonus which has been deferred before payment shall be allocated to the calendar year in which it would have been paid had it not first been deferred.

(c)	No bonus which was paid (or which would have been paid in accordance with the preceding rules) in 1981 or prior years shall be considered an Eligible Bonus.

(d)	For any individual who is first approved for participation under Section 3.1(c) as of May 1, 1988 or later, no bonus which was paid (or which would have been paid in accordance with the preceding rules) in a calendar year prior to the calendar year of approval shall be considered an Eligible Bonus. Bonuses paid in the calendar year of approval shall be included if they otherwise meet the definition of Eligible Bonus.

4.4 Benefit Calculations Not Involving Offset of Prior Accrued Benefits

In a case in which the circumstances described in Section 4.4 of the Qualified Salaried Plan apply to an SRP Participant, then the methods for benefit calculation, as described in that Section of the Qualified Salaried Plan, will likewise be applied to the calculation of the SRP Participant’s Target Accrued Benefit under this Plan.

4.5 Rules Against Cutback of Benefit Amounts

To safeguard against a reduction in an SRP Participant’s Target Accrued Benefit which may be caused by certain amendments of this Plan which became effective on January 1 of 2001, 2002 and 2003, the rules stated in the following table shall apply.

For an SRP Participant with an Hour of Service on or after:	The Target Accrued Benefit at Termination shall not be less than the Target Accrued Benefit under this Plan as of:

January 1, 2001	December 31, 2000

January 1, 2002	December 31, 2001

January 1, 2003	December 31, 2002

Provided, however, that the anti-cutback rules for Hours of Service after January 1 of 2001 and 2002 shall only apply to an individual who was then an active SRP Participant, and not to an individual who was then a Member of the Willamette SBP.

4.6 Normal Retirement Benefit

The terms of Section 4.6 of the Qualified Salaried Plan, which describe a Normal Retirement benefit under that plan, shall likewise apply to the Target Accrued Benefit under this Plan for an SRP Participant who meets the eligibility conditions for Normal Retirement as stated in the Qualified Salaried Plan.

ARTICLE IV: PENSION BENEFITS

4.7 Early Retirement Benefit

(a)	Incorporating the Provisions of the Qualified Salaried Plan

The terms and conditions of Section 4.7 (“Early Retirement Benefit”) of the Qualified Salaried Plan are incorporated by reference, and shall apply to the adjustment for early commencement, and to the timing of the payment, of the Supplemental Retirement Benefit, in the case of an Early Retirement of an SRP Participant under this Plan. Furthermore, the terms and conditions of Section 6.3 (“Early Retirement”) of the Willamette Salaried Plan (as amended through December 31, 2002) are incorporated by reference for purposes of performing the comparisons stated in Section 4.2(a)(i)(C) and (D) of this Plan.

(b)	Benefit Unreduced at 60

(i)	Amount of Supplemental Accrued Benefit

If the Participant satisfies the requirements stated in subsection “(ii)” below for an Unreduced at 60 benefit, and if the Supplemental Accrued Benefit commences prior to the Normal Retirement Date as defined in the Qualified Salaried Plan, the Supplemental Accrued Benefit payable under this Plan shall be equal to the excess of (A) the Target Accrued Benefit (without reduction for early commencement), over (B) the benefit payable from the Qualified Salaried Plan after such benefit under the Qualified Salaried Plan has been reduced for early commencement.

(ii)	Eligibility for Unreduced at 60

An SRP Participant shall be eligible for an Unreduced at 60 benefit under subsection (i) above if he or she meets all of the following conditions:

(A)	The individual is an Eligible Key Management Member, and

(B)	The Benefit Commencement Date under the Qualified Salaried Plan occurs on or after the date he or she attains age 60, and

(C)	The individual is eligible for an Early Retirement benefit (as defined under the Qualified Salaried Plan).

4.8 Disability Retirement Benefit

The terms of Section 4.8 of the Qualified Salaried Plan, which describe a Disability Retirement benefit under that plan, shall likewise apply to the Target Accrued Benefit under this Plan for an SRP Participant who meets the eligibility conditions for Disability Retirement as stated in the Qualified Salaried Plan.

ARTICLE V: VESTING

4.9 Vested Retirement Benefit

The terms of Section 4.9 of the Qualified Salaried Plan, which describe a Vested Retirement benefit under that plan, shall likewise apply to the Target Accrued Benefit under this Plan for an SRP Participant who meets the eligibility conditions for Vested Retirement as stated in the Qualified Salaried Plan.

4.10 Enhanced Vested Retirement Benefit

(a)	Rule of 65 Involuntary Termination Prior to Early Retirement

This Section 4.10 applies to an SRP Participant who, as of the date of his or her involuntary Termination Without Cause prior to becoming eligible for Early Retirement (i) has at least 10 Years of Vesting Service, and (ii) the sum of his or her attained age and Years of Vesting Service is at least 65. If such an SRP Participant elects, subject to the terms of Section 6.2 of this Plan, to commence the payment of the benefit at or after attaining age 55 but prior to attaining age 65, then, in place of the Actuarial reduction factors applicable to the early commencement of a Vested Retirement benefit, the Early Retirement Benefit Commencement Percentages stated in Section 4.8(c) (except 4.8(c)(ii)) of the Qualified Salaried Plan shall apply.

(b)	Amount of Supplemental Accrued Benefit

In the case of a Termination as described in subsection (a), the Supplemental Accrued Benefit payable under this Plan shall be equal to the difference between (i) the Target Accrued Benefit reduced for early commencement using the Early Retirement Benefit Commencement Percentages specified in subsection (a) above, minus (ii) the benefit payable from the Qualified Salaried Plan after such benefit has been Actuarially reduced for early commencement in accordance with provisions of that plan.

Article V: VESTING

5.1 Vesting Determined by Qualified Salaried Plan

No benefit shall be payable under this Plan unless the SRP Participant is vested in his or her Target Accrued Benefit under this Plan at the time of, or as a result of, his or her Termination. The vested status of an SRP Participant’s Target Accrued Benefit and the Supplemental Accrued Benefit under this Plan shall be determined by the vesting status of his or her Accrued Benefit under the Qualified Salaried Plan.

ARTICLE VI: FORMS OF BENEFIT AND TIMING OF PAYMENTS

5.2 Special Vesting Events Under Willamette SBP During 2002

(a)	Terminations Between February 11 and December 31, 2002

Each Former Member of the Willamette SBP who Terminated employment for any reason between February 11 and December 31, 2002, was entitled to 100% Vesting of their Willamette SBP benefit at the time of such Termination.

(b)	Active Willamette Employees as of December 31, 2002

Each Member of the Willamette SBP who was an active Employee as of December 31, 2002 was entitled to 100% Vesting of his or her benefit under the Willamette SBP as of that date, and shall furthermore be 100% Vested in any benefit he or she may subsequently accrue under this Plan.

Article VI: FORMS OF BENEFIT AND TIMING OF PAYMENTS

6.1 Incorporation of Terms of Qualified Salaried Plan

Except as provided in Sections 6.2, 6.3 and 6.4 of this Plan, the terms and conditions of Sections 6.1 through 6.3, and Sections 6.5 through 6.6 of the Qualified Salaried Plan, which describe optional forms of benefit, and other terms pertaining to the forms and timing of benefit payment under that plan, shall likewise apply to benefits payable under this Plan, and therefore the provisions of such Sections are incorporated herein by reference. For SRP Benefit Commencement Dates on and after January 1, 2003, both for active SRP Participants and vested former participants of either the Weyerhaeuser SRP or the Willamette SBP, the features of the Willamette SBP that relate to optional forms of benefit, procedures for electing among optional forms, and adjustments to determine the amount of an optional form, shall all cease to apply.

6.2 Irrevocable Election of Immediate or Deferred Benefit

Prior to Termination of employment, an SRP Participant shall elect the form of benefit and the SRP Benefit Commencement Date for payment of his or her Supplemental Accrued Benefit under this Plan. The SRP Benefit Commencement Date may not be earlier than the first day of the first month following the Termination date and, except as provided in Section 6.2(a) below, may not be earlier than the earliest date as of which the SRP Participant’s benefit under the Qualified Salaried Plan is eligible to commence. The elections must be in writing and delivered to and accepted by the Plan Administrator to become effective. Upon an SRP Participant’s Termination date, his or her elections shall be irrevocable, except as stated in the following two subsections.

(a)	In the event that an SRP Participant experiences an Unforeseeable Emergency, as determined in the sole discretion of Compensation Committee, benefits not otherwise payable until a later date may be accelerated at the discretion of the Compensation Committee, but not in an amount greater than the amount necessary to meet the emergency.

ARTICLE VI: FORMS OF BENEFIT AND TIMING OF PAYMENTS

(b)	An SRP Participant who elects a Joint and Survivor Annuity or a Term Certain and Life Annuity may change his/her Beneficiary election prior to commencement of payments, including eliminating the election of a Beneficiary. The benefit will be recalculated to reflect any change in the age of the designated beneficiary. A designation by a married SRP Participant of a Beneficiary other than the SRP Participant’s spouse, or elimination of an SRP Participant’s spouse as a Beneficiary, shall require Spousal Consent.

In the event the SRP Participant has not delivered elections in writing to the Plan Administrator on or before the Termination date, the SRP Benefit Commencement Date shall be the first day of the month following Termination if the SRP Participant is eligible for Early Retirement; otherwise the SRP Benefit Commencement Date shall be the first date of the month following Normal Retirement Age, and the default form of benefit shall be (i) a Single Life Annuity in the case of an SRP Participant who is unmarried on the SRP Benefit Commencement Date, or (ii) a 100% Joint and Survivor Annuity (with the spouse as Beneficiary) in the case of an SRP Participant who is married on that date.

6.3 If Form or Timing of Supplemental and Qualified Benefits Differ

Subject to the terms of Sections 6.1 and 6.2, an SRP Participant may elect prior to Termination of employment to commence payment of the benefit under this Plan as of a different date, and in a different optional form, than the benefit payable under the Qualified Salaried Plan. If the Supplemental Accrued Benefit and the benefits payable from the Qualified Salaried Plan are not paid in the same form, or do not commence payment as of the same date, the Supplemental Accrued Benefit shall be Actuarially adjusted to reflect the differences in the form or timing of payment. Unless otherwise stated in this Plan, such Actuarial adjustments shall be made on a basis consistent with the Specifications for Actuarial Equivalencies in Attachment 1 of the Qualified Salaried Plan.

6.4 Applicable Interest Rate used in calculation of outstanding interest on Installment Option

The Applicable Interest Rate referred to in Article 6.2(e)(ii)(B) and 6.2(e)(ii)(D) of the Qualified Salaried Plan shall be defined as an interest rate as determined by the Compensation Committee during the first quarter of each year. On and after January 1, 2004, such Compensation Committee rate shall be used for calculating payments payable as of April of the Plan Year through March of the following year. Prior to January 1, 2004, such rate was used for calculating payments payable February of the current year through January of the following year. Payments calculated for February 2004 and March 2004 will be determined using the Compensation Committee interest rate in effect for payments calculated in January 2004.

ARTICLE VII: DEATH BENEFITS

Article VII: DEATH BENEFITS

7.1 Incorporation of Terms of Qualified Salaried Plan

The terms and conditions of Article VII of the Qualified Salaried Plan, which describe certain survivor benefits which may be available in the event of the pre-retirement death of a Participant under that Plan, shall likewise apply to benefits payable under this Plan, and therefore the provisions of such Article VII are incorporated herein by reference. The terms of Article VII, as incorporated herein, shall provide for a pre-retirement death benefit under this Plan if a pre-retirement death benefit is payable according to Article VII, and in such a case, the terms of Article VII shall govern the calculation, adjustment, beneficiary, form and timing of the Supplemental Accrued Benefit under this Plan.

Article VIII: LIMITATIONS ON BENEFITS

8.1 Code Limitations Do Not Apply

The limitations on benefits which are stated in Article VIII of the Qualified Salaried Plan shall not be applicable to the Target Accrued Benefit under this Plan.

Article IX: MISCELLANEOUS PROVISIONS

9.1 No Right to Continued Employment

The existence of this Plan does not confer a right of continued employment on any person.

9.2 No Assignment of Benefits

No Participant or surviving spouse shall have the power to transfer, assign, anticipate, modify, or otherwise encumber in advance any of the payments that may become due hereunder; nor shall any such payments be subject to attachment, garnishment, or execution, or be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise. This Plan does not provide for or allow any transfer, assignment, attachment, garnishment, execution, or the like, either pursuant to or in connection with a domestic relations order.

9.3 Governing Law

This Plan and any amendments shall be construed, administered, and governed in all respects in accordance with applicable federal law and, to the extent not preempted, by the laws of the state of Washington.

ARTICLE X: ADMINISTRATION OF THE PLAN

9.4 Former Willamette SBP Provision Not Applicable After February 11, 2002

This Plan, as restated January 1, 2003, contains no special provision pertaining to any change in control which may occur on or after that date. The provisions of Section 4.3 of the Willamette SBP that applied to the February 11, 2002 change in control are hereby amended to state that they shall not apply to any potential change in control which may occur on or after that date.

Article X: ADMINISTRATION OF THE PLAN

10.1 Plan Administrator

(a)	Role of Compensation Committee

The Plan shall be administered by the Compensation Committee. The Compensation Committee shall have all of the duties, authority, powers and responsibilities with respect to this Plan as are recited in Section 10.1(a) of the Qualified Salaried Plan for the Retirement Committee under that Plan.

(b)	Avoidance of Conflict of Interest

If any SRP Participant is a voting member of the Claims Administrator or the Appeals Administrator, or has any role in the administration of benefits under this Plan, he or she shall be disqualified from voting on, or exercising control over, any decision or action of any such committees or administrators that is specifically directed to the calculation of, or a decision pertaining to a claim or dispute involving, that individual SRP Participant’s benefit (or his or her Beneficiary’s benefit) under this Plan.

10.2 Benefit Administrator

The administrator of the day-to-day benefit application and calculation process under this Plan shall be The Vanguard Group, Inc., or any entity or person which may subsequently be appointed to perform that function by Director – Employee Benefits with the concurrence of the Compensation Committee.

10.3 Claims and Appeal Procedure

(a)	Procedures as Stated in Qualified Salaried Plan

Subject to subsections (b), (c) and (d) below, this Plan incorporates by reference the terms of Section 10.4 (“Claims and Appeal Procedure”) of the Qualified Salaried Plan; provided, however, that references in that Section 10.4 to the “Plan” shall be deemed to be references to this Plan.

ARTICLE XI: UNFUNDED PLAN

(b)	Claims Administrator

Notwithstanding the terms of the Qualified Salaried Plan, any reference to “Claims Administrator” in the text of Section 10.6 of that Plan shall be deemed to mean the Weyerhaeuser Employee Benefits Appeals Committee or any entity or person which may subsequently be appointed to perform that function for this Plan by the Compensation Committee.

(c)	Appeals Administrator

Notwithstanding the terms of the Qualified Salaried Plan, the Appeals Administrator under this Plan shall be the Compensation Committee, or any committee or entity to which the Compensation Committee may delegate that responsibility.

(d)	Delegation of Discretion to Claims and Appeals Administrators

The Plan hereby delegates full and complete discretion to the Claims Administrator and the Appeals Administrator (as those terms are defined in subsections (b) and (c) above):

(i)	to make findings of fact pertaining to a claim or appeal;

(ii)	to interpret the terms of this Plan and apply such interpretations to the facts; and

(iii)	to decide all issues which the said Claims and/or Appeals Administrators determine are presented by the claim or appeal, whether any such issue is expressly raised by the claimant or not.

Article XI: UNFUNDED PLAN

11.1 Unfunded Status of Plan

This Plan is unfunded within the meaning of Title I of ERISA. Benefits are payable only from the general assets of the Employer or from a rabbi trust which may be maintained by Weyerhaeuser as grantor, the assets of which are available to the general creditors of the Employer. The Employer makes no representation that any other assets will be set aside to provide benefits under this Plan. SRP Participants and Beneficiaries have no interest in any assets of the Employer. Participants have no rights other than the unsecured promise of the Employer to pay benefits in the future. A Participant’s rights are no greater than the rights of any unsecured general creditor of the Employer. Nothing contained herein shall be deemed to create a trust of any type that would be considered a “funded” trust for the “exclusive benefit” of SRP Participants and Beneficiaries within the meaning of Title I of ERISA.

ARTICLE XII: AMENDMENT AND TERMINATION

Article XII: AMENDMENT AND TERMINATION

12.1 Authority to Amend and Terminate Plan

The Chief Executive Officer of Weyerhaeuser shall have the right to amend the Plan at any time, to the extent that any such amendment would not cause an increase in the cost of the Plan to Weyerhaeuser. The Board of Directors and the Compensation Committee of Weyerhaeuser shall each have the right to amend or terminate the Plan at any time.

TABLE 1: MANAGEMENT INCENTIVE PLANS

Weyerhaeuser Company Management Incentive Plan:

•	Wood Products

•	Western Lumber

•	Southern Lumber

•	Plywood

•	Oriented Strand Board

•	Trus Joist

•	Appearance Wood Business Group

•	Wood Products Staff

•	Weyerhaeuser Building Materials

•	WBM – CSC Management Incentive Plan

•	Timberlands

•	Western

•	Southern

•	Timberlands Staff

•	Weyerhaeuser Forestlands International

•	Pulp, Paper and Packaging

•	Bleached Paperboard

•	Containerboard Packaging/Recycling

•	Pulp

•	Newsprint Staff

•	Fine Paper

•	PPP Manufacturing

•	PPP Staff

•	Corporate

•	Senior and Top Management Team

•	Corporate Staff

•	Transportation/Westwood Shipping Lines

•	NORPAC – Management Incentive Plan

•	Weyerhaeuser Engineering Services – Project Managers Incentive Plan

SIGNATURE PAGE

This Weyerhaeuser Company Salaried Employees Supplemental Retirement Plan, as amended and restated herein, effective as of January 1, 2003, is hereby adopted by Weyerhaeuser.

IN WITNESS WHEREOF, Weyerhaeuser Company has caused this Plan to be duly executed on this                      day of December, 2003.

WEYERHAEUSER COMPANY

By:
Steven R. Rogel
Title:
Chairman, President and CEO

By:
Kathy D. Currie
Title:
Director of Compensation

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